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                                                               Exhibit 23(h)(10)

                                FORM OF PROFUNDS

                          EXPENSE LIMITATION AGREEMENT

     THIS AGREEMENT, dated as of January 1, 2003, is made and entered into by and between ProFunds, a Delaware business trust (the "Trust"), on behalf of its series listed on Schedule A attached hereto (each a "Fund" and collectively the "Funds"), and ProFund Advisors LLC ("ProFund Advisors").

     WHEREAS, ProFund Advisors has been appointed the investment adviser of each Fund pursuant to an Investment Advisory Agreement dated October 28, 1997 as amended and restated to date, between the Trust, on behalf of each Fund, and ProFund Advisors (the "Advisory Agreement");

     WHEREAS, ProFund Advisors has been appointed the manager of each Fund pursuant to a Management Services Agreement dated October 28, 1997 as amended and restated to date, between the Trust, on behalf of each Fund, and ProFund Advisors; and

     WHEREAS, the Trust and ProFund Advisors desire to enter into the arrangements described herein relating to certain expenses of the Funds;

     NOW, THEREFORE, the Trust and ProFund Advisors hereby agree as follows:

     1. ProFund Advisors hereby agrees, subject to Section 2 hereof, to reduce the fees payable to it under the Advisory Agreement and the Management Services Agreement (but not below zero) and make any additional payments to the extent necessary to limit the operating expenses (exclusive of brokerage costs, interest, taxes, dividends, litigation, indemnification, and extraordinary expenses (as determined under generally accepted accounting principles)) ("Operating Expenses") for the period from January 1, 2003 to December 31, 2003, of each Fund to an annual rate (as a percentage of the Fund's average daily net assets) as set forth on Schedule A ("Expense Limit").

     2. The Trust agrees to pay to ProFund Advisors the amount of advisory fees and management services fees that, but for Section 1 hereof, would have been payable by each Fund to ProFund Advisors pursuant to the Advisory Agreement and the Management Services Agreement, and reimburse any additional payments remitted by ProFund Advisors (the "Deferred Expenses"), subject to the limitations provided in this Section. Such repayment shall be made monthly, but only if the Operating Expenses of that Fund, without regard to such repayment, are at an annualized rate (as a percentage of the average daily net assets of the Fund) less than the Expense Limit for the period ending December 31, 2003. Furthermore, the amount of Deferred Expenses paid by a Fund in any subsequent month shall be limited so that the sum of (a) the amount of such payment and (b) the other Operating Expenses of the Fund do not exceed such rate as may be agreed upon from time to time for payments made after December 31, 2003.

          Deferred Expenses shall not be payable by a Fund to the extent that the amounts payable by it pursuant to the immediately preceding two sentences during the period ending three

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years from the date the Fund incurred the Deferred Expenses, and in no event later than December 31, 2006, are not sufficient to pay such Deferred Expenses. In no event will a Fund be obligated to pay any fees waived or deferred by ProFund Advisors with respect to any other series of the Trust.

     3. After December 31, 2003, ProFund Advisors may, by notice in writing to the Trust, terminate, in whole or in part, its obligation under Section 1 to reduce its fees with respect to a Fund in any period following the date specified in such notice (or change the percentage specified in Schedule A), but no such change shall affect the obligation (including the amount of the obligation) of a Fund to repay amounts of Deferred Expenses with respect to periods prior to the date specified in such notice.

     4. A copy of the Certificate of Formation establishing the Trust is on file with the Secretary of The State of Delaware, and notice is hereby given that this Agreement is executed by the Trust on behalf of the Funds by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Funds.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ProFunds,                                   ProFund Advisors LLC,
a Delaware business trust                   a Maryland limited liability company

By:                                         By:
   -------------------------------             -------------------------------
        Michael L. Sapir                            Louis M. Mayberg
        Chairman and President                      President

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                                   SCHEDULE A

Dated as of January 1, 2003

                                                      EXPENSE LIMIT
                                              ------------------------------
FUND NAME                                     INVESTOR CLASS   SERVICE CLASS
---------                                     --------------   -------------
Bull ProFund                                       1.95%          2.95%
Mid-Cap ProFund                                    1.95%          2.95%
Small-Cap ProFund                                  1.95%          2.95%
OTC ProFund                                        1.95%          2.95%
Europe 30 ProFund                                  1.95%          2.95%
Large-Cap Value ProFund                            1.95%          2.95%
Large-Cap Growth ProFund                           1.95%          2.95%
Mid-Cap Value ProFund                              1.95%          2.95%
Mid-Cap Growth ProFund                             1.95%          2.95%
Small-Cap Value ProFund                            1.95%          2.95%
Small-Cap Growth ProFund                           1.95%          2.95%
U.S. Government Plus ProFund                       1.70%          2.70%
UltraBull ProFund                                  1.95%          2.95%
UltraDow 30 ProFund                                1.95%          2.95%
UltraMid-Cap ProFund                               1.95%          2.95%
UltraSmall-Cap ProFund                             1.95%          2.95%
UltraOTC ProFund                                   1.95%          2.95%
UltraJapan ProFund                                 1.95%          2.95%
Bear ProFund                                       1.95%          2.95%
Short Small-Cap ProFund                            1.95%          2.95%
Short OTC ProFund                                  1.95%          2.95%
Rising Rates Opportunity ProFund                   1.95%          2.95%
UltraBear ProFund                                  1.95%          2.95%
UltraShort OTC ProFund                             1.95%          2.95%
Banks UltraSector ProFund                          1.95%          2.95%
Basic Materials UltraSector ProFund                1.95%          2.95%
Biotechnology UltraSector ProFund                  1.95%          2.95%
Energy UltraSector ProFund                         1.95%          2.95%
Financial UltraSector ProFund                      1.95%          2.95%
Healthcare UltraSector ProFund                     1.95%          2.95%
Internet UltraSector ProFund                       1.95%          2.95%
Pharmaceuticals UltraSector ProFund                1.95%          2.95%
Precious Metals UltraSector ProFund                1.95%          2.95%
Real Estate UltraSector ProFund                    1.95%          2.95%
Semiconductor UltraSector ProFund                  1.95%          2.95%
Technology UltraSector ProFund                     1.95%          2.95%
Telecommunications UltraSector ProFund             1.95%          2.95%
Utilities UltraSector ProFund                      1.95%          2.95%
Wireless Communications UltraSector ProFund        1.95%          2.95%

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FUND NAME                                             EXPENSE LIMIT
---------                                             -------------

ProFund VP Bull                                           1.98%
ProFund VP Small-Cap                                      1.98%
ProFund VP OTC                                            1.98%
ProFund VP Asia 30                                        1.98%
ProFund VP Europe 30                                      1.98%
ProFund VP Japan                                          1.98%
ProFund VP Mid-Cap Value                                  1.98%
ProFund VP Mid-Cap Growth                                 1.98%
ProFund VP Small-Cap Value                                1.98%
ProFund VP Small-Cap Growth                               1.98%
ProFund VP U.S. Government Plus                           1.73%
ProFund VP Bull Plus                                      1.85%
ProFund VP UltraMid-Cap                                   1.98%
ProFund VP UltraSmall-Cap                                 1.98%
ProFund VP UltraOTC                                       1.95%
ProFund VP Bear                                           1.98%
ProFund VP Short Small-Cap                                1.98%
ProFund VP Short OTC                                      1.98%
ProFund VP Rising Rates Opportunity                       1.98%
ProFund VP Banks                                          1.98%
ProFund VP Basic Materials                                1.98%
ProFund VP Biotechnology                                  1.98%
ProFund VP Consumer Cyclical                              1.98%
ProFund VP Consumer Non-Cyclical                          1.98%
ProFund VP Energy                                         1.98%
ProFund VP Financial                                      1.98%
ProFund VP Healthcare                                     1.98%
ProFund VP Industrial                                     1.98%
ProFund VP Internet                                       1.98%
ProFund VP Pharmaceuticals                                1.98%
ProFund VP Precious Metals                                1.98%
ProFund VP Real Estate                                    1.98%
ProFund VP Semiconductor                                  1.98%
ProFund VP Technology                                     1.98%
ProFund VP Telecommunications                             1.98%
ProFund VP Utilities                                      1.98%
ProFund VP Money Market                                   1.35%